SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 18, 2004

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable (State or Other Jurisdiction of Incorporation)	333-117633 (Commission File Number)	54-2122988 (IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)	14303
(Address of Principal	(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           On Monday, October 18, 2004, several directors of the Seneca Gaming Corporation and its subsidiaries (collectively, the “Company”) provided notice of their resignation effective immediately.  Cyrus M. Schindler and Rickey L. Armstrong resigned as directors from the Seneca Gaming Corporation.  Rickey L. Armstrong and Pauline John resigned as directors from the Seneca Territory Gaming Corporation.  Cyrus M. Schindler and Donald “Flip” White resigned as directors from the Seneca Erie Gaming Corporation.

These directors did not resign as a result of a disagreement with the registrant.  On October 18, 2004, the Peacemakers’ Court of the Seneca Nation of Indians (the “Nation”), due to a perceived conflict of interest of elected Nation officials serving as members of the boards of directors of the Company, ordered that all directors of the Company who are or plan to be candidates in the Nation’s elections scheduled for November 2, 2004 must resign as directors of the Company effective October 18, 2004 in order to remain or be put on the November 2, 2004 election ballot.  Messrs. Schindler and Armstrong resigned in order to run for President and Treasurer of the Nation, respectively.  Mr. White and Ms. John resigned in order to run for Tribal Council.

The Peacemakers’ Court further ordered that no present or newly elected Tribal Councilor may serve on the boards of directors of the Company due to a perceived conflict of interest and that any present Tribal Councilors who are directors of the Company must resign their directorships immediately.   We have not received any additional resignations from directors who are also Tribal Councilors.  This decision may be appealed by the affected parties within 30 days of delivery of the Peacemakers’ Court Order (the “Order”).  A filing of a request to appeal the Order will stay the effect of the Order pending appeal.  If the Order is not appealed and overturned, (i) additional directors of the Company who are also Tribal Councilors will have to resign and (ii) the membership provision of the Seneca Territory Gaming Corporation requiring that at least four (4) directors must be Councilors and/or officers of the executive branch of the Nation will have to be amended.

We, through a letter sent by Natalie Hemlock, the Vice Chair of the Seneca Gaming Corporation, have requested that the Nation’s Tribal Council fill the vacant seats on the SGC board of directors.  The SGC board will fill the vacancies on the boards of its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: October 22, 2004	/s/ Barry W. Brandon
Name: Barry W. Brandon
Title: Senior Vice President and General Counsel